UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2006


                                 Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-19278
                            (Commission File Number)

          Delaware                            13-3357370
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation)


                    51 James Way, Eatontown, New Jersey 07724
             (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

On March 16, 2006, Osteotech, Inc. (the "Company") issued a press release announcing that it will delay the filing of its Form 10-K for the year ended December 31, 2005, which was due on March 16, 2006. The Company further indicated that it expects to report a material weakness in the Company's internal control over financial reporting in the Form 10-K for the year ended December 31, 2005, primarily attributable to insufficient domestic and corporate personnel with appropriate accounting knowledge, experience and training, and certain financial results that the Company expects to report for 2005. The Company anticipates it will file the Form 10-K for the year ended December 31, 2005 on or before March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this
Item 2.02 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


Item 9.01 Financial Statements and Exhibits

         (c) Exhibits

             Exhibit Number    Description

                      99.1             Press Release of Osteotech, Inc.
                                        dated March 16, 2006

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  OSTEOTECH, INC.


Date:  March 17, 2006             By:/s/ MARK H. BURROUGHS
                                        Mark H. Burroughs,
                                      Executive Vice President,Chief Financial
                                      Officer and Secretary